SIXTH AMENDMENT TO FIRST AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
     THIS SIXTH AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (herein called this “Amendment”) made as of the 27th day of March, 2008 by and between Priority Fulfillment Services, Inc. (“Borrower”) and Comerica Bank (“Bank”),
WITNESSETH:
     WHEREAS, Borrower and Bank have entered into that certain First Amended and Restated Loan and Security Agreement dated as of December 29, 2004 (as from time to time amended or modified, the “Original Agreement”) for the purposes and consideration therein expressed, pursuant to which Bank became obligated to make loans to Borrower as therein provided; and
     WHEREAS, Borrower and Bank desire to amend the Original Agreement to provide for term loans and for the other purposes set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Bank to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
Definitions and References
     ’ 1.1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.
     ’ 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this ‘ 1.2.
     “Amendment” means this Sixth Amendment to First Amended and Restated Loan and Security Agreement.
     “Loan Agreement” means the Original Agreement as amended hereby.

ARTICLE II.
Amendments to Original Agreement
     ’ 2.1 Defined Terms.
     (a) The definition of “Revolving Maturity Date” in Exhibit A to the Original Agreement is hereby amended in its entirety to read as follows:
     “Revolving Maturity Date” means April 1, 2009.
     (b)  The definition of “Inflow Transfer” in Exhibit A to the Original Agreement is hereby amended in its entirety to read as follows:
     “Inflow Transfer” means the receipt by Borrower of cash payments after March 27, 2008, which are dividend payments or subordinated debt payments from BSD Holdings, Inc. or interest payments from SPRL PFSweb B.V.
     (c) Clauses (c), and (n) of the definition of “Permitted Indebtedness” in Exhibit A to the Original Agreement are hereby amended in their entirety to read as follows:
     (c) Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens”, provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value at acquisition date of the equipment financed with such Indebtedness and (ii) the aggregate amount of such Indebtedness incurred in (1) Borrower’s fiscal year 2008 shall not exceed $5,000,000 and (2) each fiscal year of Borrower thereafter, shall not exceed $4,000,000.
     (n) Intentionally omitted.
      d) The definition of “Indebtedness” in Exhibit A to the Original Agreement is hereby amended by adding thereto: “provided, however, transactions occurred in the ordinary course of business between Borrower and SPRL PFSweb B.V., Priority Fulfillment Services of Canada, Inc., eCOST Philippine Services LLC, PFSM, LLC and eCOST.com shall not constitute “Indebtedness.”

     (e) Clauses (e), (j) and (p) of the definition of “Permitted Investment” in Exhibit A to the Original Agreement are hereby amended in their entirety to read as follows:
(e)	Advances by Borrower to Supplies Distributor, Inc. pursuant to the Subordinated Demand Note, so long as (1) the aggregate outstanding principal amount of such Indebtedness does not exceed $6,500,000 (excluding accrued and unpaid interest) at any time, and (2) before and after giving effect to such advances no Event of Default has occurred and is continuing;
(f)	Incremental Investments by Borrower in or advances to SPRL PFSweb B.V., Priority Fulfillment Services of Canada, Inc., eCOST Philippine Services LLC, PFSM, LLC and eCOST.com, in an amount equal to the sum of (i) 50% of the first $4,400,000 in Inflow Transfers plus (ii) the amount of all Inflow Transfers in excess of $4,400,000, provided, that (1) the aggregate amount of all Investments made by Borrower between March 27, 2008 and the Revolving Maturity Date pursuant to this clause (f) does not exceed $3,260,000, and (2) at the time of each such incremental Investment and after giving effect thereto, no Event of Default has occurred and is continuing.

(j)	Intentionally omitted;

(p)	Intentionally omitted.
     (f) Clause (j) of the definition of “Eligible Accounts” in Exhibit A to the Original Agreement are hereby amended in their entirety to read as follows:
     (j)Accounts with respect to which United States Mint is the account debtor, to the extent that its total obligations to Borrower exceed 40% of all Accounts, except as approved in writing by Bank;
     ’ 2.2 Financial Statements. The due dates for the financial statements due for the calendar month of January 2008 under Section 6.2(a) of the Original Agreement are hereby extended to April 4, 2008.
     ’ 2.3 Financial Covenants.
     (a) Liquidity Ratio. Section 6.7(a) of the Original Agreement is hereby amended in its entirety to read as follows:
     (a) Liquidity Ratio. A ratio of (i) Cash (including all pledged Cash with Bank for repayment of the Bonds) plus Eligible Accounts plus OLV (as defined below) to (ii)

all Indebtedness to Bank of at least 1.25 to 1.00. As used herein, the term “OLV” means an amount equal to (i) for the calendar year 2008, $1,700,000, (ii) for the calendar year 2009, $1,025,000, (iii) for the calendar year 2010, $700,000, and (iv) for all periods ending after the calendar year 2010, zero.
     (b) EBITDA. Section 6.7(d) of the Original Agreement is hereby amended in its entirety to read as follows:
     (d) EBITDA. As of the last day of each calendar month, the variance, if negative, then expressed as a positive number, between Borrower’s EBITDA and the EBITDA set forth in the Approved Projections for the twelve (12) calendar month period ending on such date, shall not exceed $1,000,000. As used herein, “EBITDA” shall mean, for any period of calculation, Borrower’s earnings for such period before interest and taxes plus depreciation, amortization and non-cash stock compensation accruals to the extent deducted in the calculation of such earnings. “Approved Projections” means for any period of time, the projections for such period that have been approved by Borrower’s Board of Directors and delivered to Bank. Borrower shall deliver to Bank (i) a preliminary draft of the projections for the next fiscal year of Borrower by January 31 of each year and (ii) the updated projections approved by Borrower’s Board of Directors for the next fiscal year not later than March 10 of each year.
     ’ 2.4 Negative Covenants.
     (a) Capital Expenditures. Section 7.12 of the Original Agreement is hereby amended in its entirety to read as follows:
     7.12 Capital Expenditures. Make capital expenditures in an aggregate amount greater than (a) $5,000,000 in Borrower’s fiscal year 2008, provided that the aggregate amount of such expenditures purchased with cash (and not financed) shall not exceed $2,000,000, and (b) $4,000,000 in each fiscal year of Borrower thereafter, provided that the aggregate amount of such expenditures in each fiscal year purchased with cash (and not financed) shall not exceed $1,000,000. As used herein, the term “capital expenditures” does not include (i) any software that is internally developed by Borrower, whether or not Borrower capitalized the development costs, and (ii) any equipment ordered, but not yet accepted or paid for, by Borrower.
     (b) Outgoing Wires. Section 7.13 of the Original Agreement is hereby amended in its entirety to read as follows:
     7.13 Intentionally Omitted.

ARTICLE III.
Conditions of Effectiveness
     ’ 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when Bank shall have received, at Bank’s office, (a) a counterpart of this Amendment executed and delivered by Borrower and (b) an amendment fee paid in good and immediately available funds in the amount of $10,000, which fee shall be fully earned on the date hereof.
ARTICLE IV.
Representations and Warranties
     ’ 4.1. Representations and Warranties of Borrower. In order to induce Bank to enter into this Amendment, Borrower represents and warrants to Bank that:
     (a) The representations and warranties contained in Article 5 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof; provided Bank acknowledges that Borrower has heretofore given written notice to Bank of the matters set forth in Schedule 1 attached hereto.
     (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Loan Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.
     (c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.
     (d) When duly executed and delivered, each of this Amendment and the Loan Agreement will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.

ARTICLE V
Miscellaneous
     ’ 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.
     ’ 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Advances, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to Bank shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.
     ’ 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.
     ’ 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California and any applicable laws of the United States of America in all respects, including construction, validity and performance.
     ’ 5.5. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.
     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

PRIORITY FULFILLMENT SERVICES, INC.
By:
Name:
Title:

COMERICA BANK
By:
Name:
Title:

CONSENT AND AGREEMENT
     PFSWEB, INC., a Delaware corporation, hereby consents to the provisions of this Amendment and the transactions contemplated herein, and hereby ratifies and confirms the Guaranty dated as of December 29, 2004, made by it for the benefit of Bank, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PFSWEB, INC.
By:
Name:
Title: